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                                                                     Exhibit 14



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-81884) pertaining to the Lincoln Life Flexible Premium Variable Life Account Y, and to the use therein of our report dated February 7, 2003, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company.


                                                          /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 24, 2003